Exhibit 23.5

CONSENT OF SVS INGENTEROS S.A.

We consent to the use by Peru Copper Inc. in connection with its registration Statement on Form F-I and related prospectus, and any amendments thereto, for the registration of its common shares and warrants in the United States (the “Registration Statement”), of our Environmental Baseline Study for the Morococha Mining District, dated December 2004, and any amendments thereto and all the information derived from our report.

We also consent to all references to us in the prospectus contained in such Registration Statement, Including under the heading “Experts”.

We hereby certify that we have read the Registration Statement and we have no resort to believe that there are any misrepresentations in the information contained in the Registration Statement derived from our report or that such disclosure contains any misrepresentation of the information contained in our report.

SVS INGENTEROS S.A.

By:	/s/ Carlos G. Soldi
Name:	Carlos G. Soldi
Title:	General Manager

February 23, 2005